Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 6, 2011, among Phoenix Container, Inc., a Nevada corporation (the “Guaranteeing Subsidiary”), BWAY Holding Company, a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”), dated as of June 16, 2010 providing for the issuance of 10% Senior Notes due 2018 (the “Notes”), as amended by (i) that First Supplemental Indenture dated as of June 16, 2010, by and among the Company, the Guarantors party thereto and the Trustee and (ii) that Second Supplemental Indenture dated as of November 1, 2010, by and among the Company, the Guarantors party thereto and the Trustee;

WHEREAS, on December 17, 2010, the Company acquired 100% of the outstanding capital stock of the Guaranteeing Subsidiary, at which time the Guaranteeing Subsidiary became a Domestic Subsidiary of the Company;

WHEREAS, the Guaranteeing Subsidiary guarantees payment by the Company of Indebtedness under the Credit Agreement;

WHEREAS, in light of the foregoing, Section 4.16 of the Indenture requires that the Guaranteeing Subsidiary execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);

WHEREAS, pursuant to Section 9.01(8) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE.

(a) The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a

Guarantor under the Indenture, effective upon the execution and delivery of this Supplemental Indenture.

(b) The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor (including the Guaranteeing Subsidiary), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Company.

8. BENEFITS ACKNOWLEDGED. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

9. SUCCESSORS. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PHOENIX CONTAINER, INC.,
as the Guaranteeing Subsidiary

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

BWAY HOLDING COMPANY, as the Company

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President, Treasurer and Secretary

BWAY INTERMEDIATE COMPANY, INC., as Guarantor

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President, Treasurer and Secretary

BWAY CORPORATION, as Guarantor

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President, Treasurer and Secretary

ARMSTRONG CONTAINERS, INC., as Guarantor

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

Signature Page to Third Supplemental Indenture

NORTH AMERICA PACKAGING CORPORATION, as Guarantor

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

NORTH AMERICA PACKAGING CORPORATION OF PUERTO RICO, INC.
as Guarantor

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

SC PLASTICS, LLC,
as Guarantor

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

CENTRAL CAN COMPANY, INC.,
as Guarantor

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

BWAY-KILBOURN, INC.,
as Guarantor

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President and Secretary

Signature Page to Third Supplemental Indenture

PLASTICAN, INC.,
as Guarantor

By:	/s/ Jeffrey M. O’Connell

Name:	Jeffrey M. O’Connell
Title:	Vice President, Secretary and Clerk

Signature Page to Third Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Trustee

By:	/s/ Reba Sabaliaus Kaite

Name:	Reba Sabaliaus Kaite
Title:	Senior Associate

Signature Page to Third Supplemental Indenture